UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Veoneer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64

Box 13089, SE-10302

Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

On May 20, 2019, Veoneer, Inc. issued a press release announcing its proposed concurrent registered public offerings of common stock and convertible senior notes due 2024. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events

In its proposed registered public offering of its common stock, a limited portion of the common stock offered may be delivered to a depositary which will then issue Swedish Depository Receipts, or SDRs, with each SDR representing one share of our common stock. During the offering process and for a certain period thereafter, the ability of holders of common stock to convert their common stock into SDRs will be temporarily suspended. The suspension is in effect as of May 20, 2019. Following the completion of the offering, the Company intends to register a prospectus with the Swedish Financial Supervisory Authority (Sw.Finansinspektionen) (SFSA) and lift the suspension. While this is expected to occur in mid to late June, delays may occur. The Company will cover the deposit fee charged by SEB, but no other fees, for conversion of common stock into SDRs for the 30 day period following the publication of the Swedish prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated May 20, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated May 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: May 20, 2019